Agreement number.: GEE24-017 Amendment No.1 to the [***] Spare Parts Supply Temporary Agreement This Amendment to [***] Spare Parts Supply Temporary Agreement (the "Amendment ") is signed by the following parties: （1） Lynk & Co Automobile Sales Co., Ltd., Reg. No. 91330201MA284H3EX4, a limited liability company incorporated under the laws of the People’s Republic of China (“Lynk & Co” or the “Supplier”), And, （2） Polestar Performance AB, a limited liability company incorporated in Sweden under company registration number 556653-3096 (“Polestar” or the “Buyer”), The Parties are each hereinafter referred to as a "Party" and collectively as the "Parties". Whereas： The Parties have entered the [***] Spare Parts Supply Temporary Agreement effective from December 14th, 2023, for the supply of [***] Spare Parts by Lynk & Co (“[***] Temporary Agreement”) to the Designated Buyer (as defined in [***] Temporary Agreement). Under [***] Temporary Agreement, the Parties expressed the intention to sign the definitive agreement for the supply of [***] Spare Parts on or before 31st of March 2024. The Parties have agreed that while pursuing the negotiation of said definitive agreement, the Parties need to maintain a contractual framework for the supply of [***] Spare Parts in the meantime. Under this consideration, the Parties have agreed to prolong [***] Temporary Agreement [***], by way of this Amendment. This Amendment is assorted with a three-party commitment letter, between Lynk & Co, Polestar and Volvo Car Distribution (Shanghai) Co., Ltd., Reg. No. 91310000717883402X, a limited liability company incorporated under the laws of the People’s Republic of China, which while [***] Temporary Agreement in prolongated, will be accordingly prolongated. The Parties consequently agree as follows: Agreement number.: GEE24-017 1. Amendment The Parties have agreed to amend [***] Temporary Agreement as hereby stated: Clause 7.2 of the [***] Temporary Agreement shall be deleted in its entirety and be replaced by the following clause: “The Parties intends to sign the definitive agreement for the supply of [***]. ” 2. Miscellaneous This Amendment shall become effective from April 1st, 2024, upon formal signature of this Agreement by the legal representatives or authorized representatives of both Parties. Notwithstanding the foregoing, this Agreement shall not take effect until the Commitment Letter prolongated accordingly (as defined below) is entered into by Volvo, Polestar and Lynk & Co. The [***] Temporary Agreement as mended by this Amendment cover the period until the Parties sign a definitive agreement [***]. This Amendment shall constitute an integral part of the [***] Temporary Agreement. Except as expressly amended in this Amendment, the other provisions of [***] Temporary Agreement shall remain unaffected and in full force. The Parties may execute this Amendment in three (3) counterparts which taken together will constitute one instrument. Lynk & Co Automobile Sales Co., Ltd. By: /s/ HaiJun Shen By: Printed Name: HaiJun Shen Printed Name: Title: Vice President Title: Date : 8 April, 2024 Date : Polestar Performance AB By: /s/ Jonas Engström By: /s/ Ola Sjölander Printed Name: Jonas Engström Printed Name: Ola Sjölander Agreement number.: GEE24-017 Title: Head of Operations Title: Commercial Controller Date : 2 April, 2024 Date : 8 April, 2024